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                                                                   EXHIBIT 10.12



                                                               November 20, 1997



To: The Holders of Packaged Ice, Inc. 12% Series B and Series C Senior Notes due April 15, 2004

Re:      Option to Purchase
         $50,000,000 12% Series B Senior Notes due 2004 ("Series B") and $25,000,000 12% Series C Senior Notes due 2004 ("Series C")

Ladies and Gentlemen:Gentlemen:

         Packaged Ice, Inc. (the "Company") does hereby offer, upon the terms and subject to the conditions set forth herein, to pay each holder of record of the Series B and Series C Notes, which are anticipated to be exchanged into a new series of notes, (collectively the "Notes") as of Friday, November 14, 1997 (the "Record Date"), $15 for each $1,000 in principal amount of the outstanding Notes ("Option Fee") for the option to purchase the Notes held by such holder. This offer is being made to facilitate certain refinancing options under review by the Company. This offer to purchase an option expires Friday, November 21, 1997. In the event that the Company is acquired while the Option (as defined below) is outstanding the undersigned may return the Option Fee and terminate the Option. In addition, in the event that the Company receives or agrees to receive (which agreement shall be promptly disclosed to the Seller) any equity investment other than (i) the presently contemplated $25 million equity investment by Culligan Water Technologies, Inc. (the "Culligan Investment"),
(ii) up to $15 million of an equity investment with substantially the same terms as the Culligan Investment by institutional investors and (iii) stock issued by the Company as consideration for acquisitions including warrants and stock issuable upon exercise of such warrants and (iv) stock issuable in connection with any existing option, right or warrant, the undersigned may return the Option Fee and terminate the Option (any such event being termed "Cancellation Event"). By accepting this offer and executing this Letter Agreement, the undersigned holder agrees to and does hereby grant to the Company the following option to purchase. The Company agrees to pay to the undersigned Seller the Option Fee by cashier's check or official bank check within five business days of the receipt of this fully executed Letter Agreement.

         1. For and in consideration of the payment of the Option Fee and subject to the provisions contained herein, the undersigned holder of the Notes (the "Seller") agrees to and does hereby grant to the Company the option (the "Option") to purchase 100%, and not less, of the Notes of the Company held or controlled by the Seller. Upon exercise of the Option by the Company, the purchase price for each Notes shall be 105% of the outstanding principal, plus
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accrued but unpaid interest to the date of closing (the "Purchase Price").
Exercise of the Option shall be by written notice to the Seller specifying the number of Notes to be purchased by the Company (the "Option Notes") and a place and date for the closing, such date to be not later than 60 days from the date such notice is given.

         2. The Option may be exercised by the Company, in whole, at any time and from time to time prior to 5:00 PM, Eastern Standard Time, on January 31, 1998.

         3. At any closing hereunder, the Company will make payment to the Seller for the Option Notes so purchased by a cashier's check or official bank check equal to the aggregate purchase price of such Option Notes, and the Seller will deliver to the Company duly executed Notes representing the number of Option Notes so purchased. In the event such Notes are held by the Depository Trust Company (the "DTC") or any other nominee, such Seller must instruct the DTC or nominee to transfer such Notes to the Company and take such actions as may be necessary to deliver the Option Notes to the Company free of any liens, claims or encumbrances.

         4. The Company represents and warrants (such representations and warranties being deemed repeated at any closing hereunder) that:

                 (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement;

                 (b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed by a duly authorized officer of the Company;

                 (c) The purchase of the Option Notes pursuant to the Option will be made in compliance with all applicable provisions of the Securities Act and the rules and regulations thereunder.

         5. The Seller represents and warrants (such representations and warranties being deemed repeated at any closing hereunder) that:

                 (a) The Seller has the requisite power and authority to enter into and perform this Agreement;

                 (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the board of directors of the Seller, and this Agreement has been duly executed by a duly authorized officer of the Seller, if applicable;

                 (c) The performance of this Agreement by the Seller will not require the consent, waiver or approval of any person and will not violate, result in a breach of or constitute a default under any agreement or restriction by which the Seller is bound; and

                 (d) The Seller has had the opportunity to review the publicly filed documents regarding the Company, including, but not limited to the following:
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

         DATE FILED       FORMS      CIK CODE       COMPANY NAME
         ----------     ---------    --------     ----------------
         10-31-1997     8-K           917731      PACKAGED ICE INC
         09-05-1997     424(b)(3)     917731      PACKAGED ICE INC

         and has had the opportunity to ask questions of representatives of the Company and received satisfactory answers with respect thereto.

         6. The Seller agrees that if for any reason the Company has exercised its rights under the Option and the Seller has failed to issue any of the Option Notes or to perform its other obligations under the Option or this Agreement, other than due to the Company or the Seller's failure to comply with the term of this Agreement, then the Company shall be entitled to specific performance and injunctive and other equitable relief, and the Seller further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that the Company may have against the Seller for any failure to perform its obligations under this Agreement.

         7. The Company agrees that if for any reason it has exercised its rights under the Option and failed to perform its obligations under the Option or this Agreement, other than due to the Company or the Seller's failure to comply with the term of this Agreement, then the Seller shall be entitled to specific performance and injunctive and other equitable relief, and the Company further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that the Seller may have against the Company for any failure to perform its obligations under this Agreement.

         8. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

         10. This Agreement shall be binding upon and inure to the benefit of the Company and the Seller and their respective successors and permitted assigns. This Agreement shall not be assigned by the Company without the prior written consent of the Seller, except to (i) a direct or indirect wholly-owned subsidiary of the Company or (ii) a newly organized parent holding company of Company.

         11. This Agreement not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. However, either party may waive any condition to the obligations of such party hereunder.

         12. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by
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personal delivery or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

         If to the Company:

         Packaged Ice, Inc.
         8572 Katy Freeway, Suite 101
         Houston, Texas  77024
         Attn:  James F. Stuart

         If to Seller:

         --------------------------------

         --------------------------------

         --------------------------------

or to such other address as either party may have furnished to the other in writing in accordance herewith.

         13. The Notes may be sold to third parties by the Seller if the third party purchases the Notes subject to the Option.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         16. The Company agrees that, upon the occurrence of a Cancellation Event, Seller shall have the option to return the Option Fee and the Option shall be terminated.

         17. The Company hereby acknowledges and agrees that this Agreement, and the Option granted hereby, does not grant the Company any rights with respect to the Company's warrants to purchase 255,943 shares of the Company's Common Stock, as described in the offering circular dated October 10, 1997.

                                           Very truly yours,

                                           PACKAGED ICE, INC.

                                           By:
                                              ---------------------------
                                              A.J. Lewis, III
                                              President

Agreed and Accepted:

SELLER

By:_______________________________

Name:_____________________________

Title:____________________________

Number of Notes:__________________